UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On May 12, 2016, at the 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) of Liberty Property Trust (the “Trust”), the shareholders of the Trust voted on (1) the election of nine trustees to hold office until 2017, (2) an advisory vote to approve the compensation of the Trust’s named executive officers and (3) the ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2016.  The voting results on these proposals were as follows:

Proposal 1.  Election of nine trustees to hold office until 2017.

Nominee	Votes For	Withheld	Broker Non-Votes
Frederick F. Buchholz	115,429,640	3,977,007	6,599,996
Thomas C. DeLoach, Jr.	115,393,249	4,013,398	6,599,996
Katherine Elizabeth Dietze	116,464,972	2,941,675	6,599,996
Antonio F. Fernandez	118,254,469	1,152,178	6,599,996
Daniel P. Garton	117,468,261	1,938,386	6,599,996
William P. Hankowsky	114,115,442	5,291,205	6,599,996
M. Leanne Lachman	117,049,779	2,356,868	6,599,996
David L. Lingerfelt	115,368,404	4,038,243	6,599,996
Fredric J. Tomczyk	116,681,143	2,725,504	6,599,996

Proposal 2.  Advisory vote to approve the compensation of the Trust’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,514,555	4,020,507	871,585	6,599,996

Proposal 3.  Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
121,191,961	4,737,909	76,773	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ Herman C. Fala
	Name:	Herman C. Fala
	Title:	Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole
General Partner

By:	/s/ Herman C. Fala
	Name:	Herman C. Fala
	Title:	Secretary and General Counsel

Dated: May 16, 2016